UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 14, 2006

WHITTIER ENERGY CORPORATION
 (Exact Name of Registrant as Specified in Its Charter)

Nevada	0-30598	20-0539412
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

333 CLAY STREET, SUITE 700
HOUSTON, TEXAS 77002
(Address of Registrant’s Principal Executive Offices)

(713) 850-1880
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

Whittier Energy Corporation (the “Company”) held various derivative instruments, including crude oil and natural gas option agreements known as “swaps” and “collars” as of June 30, 2006, including additional hedging contracts entered into in conjunction with the Company’s acquisition of the Westhoff Ranch Field in May 2006. Swaps are designed to fix the price of anticipated sales of future production, while collars are designed to establish floor and ceiling prices on anticipated sales of future production. The Company enters into its derivative contracts as a means to reduce the future price volatility on its sales of oil and gas production, as well as to achieve more predictable cash flows from its oil and gas properties. The Company has designated its price hedging instruments as cash flow hedges in accordance with SFAS No. 133.

Further details relating to the Company’s hedging activities as of June 30, 2006 are as follows:

		Nymex Contract Price
Contract Period and Type	Total Volume	Floor	Ceiling/Swap Price

Crude Oil Contracts (barrels)
Swap Contracts:
July 2006 — December 2006	18,000	N/A	$58.00
July 2006 — December 2006	24,000	N/A	$74.05
January 2007 — June 2007	15,000	N/A	$73.85
July 2007 — December 2007	9,000	N/A	$73.00
January 2008 — December 2008	48,000	N/A	$71.35

Collar Contracts:
July 2006 — December 2006	48,000	$30.00	$34.25
July 2006 — December 2006	10,800	$49.50	$68.60
January 2007 — December 2007	54,000	$47.50	$69.00
January 2007 — December 2007	78,000	$47.50	$69.25
January 2008 — December 2008	48,000	$60.00	$83.00

Natural Gas Contracts (mmbtu)
Swap Contracts:
July 2006 — October 2006	120,000	N/A	$7.44
November 2006 — March 2007	150,000	N/A	$8.16
November 2006 — March 2007	151,000	N/A	$10.75
April 2007 — October 2007	210,000	N/A	$6.97
April 2007 — October 2007	214,000	N/A	$9.25
November 2007 — March 2008	152,000	N/A	$10.98
April 2008 — October 2008	214,000	N/A	$8.65

Collar Contracts:
July 2006 — October 2006	160,000	$6.75	$8.40
July 2006 — October 2006	280,000	$7.00	$7.50
July 2006 — December 2006	60,000	$5.00	$6.45
November 2006 — March 2007	200,000	$7.25	$9.75
November 2006 — March 2007	151,000	$9.00	$14.50
April 2007 — October 2007	280,000	$6.25	$7.95
April 2007 — October 2007	214,000	$7.50	$12.65
November 2007 — March 2008	152,000	$9.00	$16.25
April 2008 — October 2008	214,000	$7.50	$10.90

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITTIER ENERGY CORPORATION

Date: July 14, 2006

	By:	/s/ Michael B. Young
Michael B. Young
Chief Financial Officer
(Principal Financial and Accounting
Officer)